Exhibit 99.1

MDRNA, Inc. Raises $10.5 Million in Registered Direct Offering

BOTHELL, Wash., June 10, 2009 – MDRNA, Inc. (Nasdaq: MRNA) announced today that it entered into definitive agreements on June 9, 2009 with existing investors to raise gross proceeds of $10.5 million though a registered direct offering. Under terms of the agreements, the Company will sell 5.25 million shares of its common stock at $2.00 per share. As part of the transaction, the investors also will receive warrants, with a five and a half year term, to purchase 5.25 million shares of common stock at an exercise price of $2.38 per share. The warrants will be exercisable after a six-month period.

The transaction is expected to close on Friday, June 12, 2009, subject to customary closing conditions. The Company plans to use the proceeds of this transaction for working capital.

J. Michael French, President and CEO, stated, “Our ability to complete this transaction is a testament to the strength of our core RNAi technologies and our outstanding scientific team. This financing offers us the opportunity to continue to rebuild shareholder value by giving us additional capital to move our technology forward in a significant manner while continuing to execute our partnering strategy.”

Canaccord Adams Inc. served as sole placement agent for the offering.

A shelf registration statement relating to the common stock and warrants to be issued in the offering has been filed with the Securities and Exchange Commission and has become effective. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. Copies of the prospectus supplement and accompanying base prospectus may be obtained at the SEC’s website at http://www.sec.gov, or via written request to MDRNA, Inc., 3830 Monte Villa Parkway, Bothell, WA, 98021. Attention: Investor Relations.

About MDRNA, Inc.

MDRNA is a biotechnology company focused on the development and commercialization of therapeutic products based on RNA interference (RNAi). Our goal is to improve human health by combining novel RNAi-based compounds and proprietary peptide- and liposomal-based drug delivery technologies to provide superior therapeutic options. Our multi-disciplinary portfolio of capabilities includes molecular biology, cellular biology, formulation expertise, peptide and alkylated amino acid chemistry, pharmacology, toxicology and bioinformatics. We are applying this expertise to a single, integrated drug discovery platform that will be the engine for our clinical pipeline and a versatile platform for establishing broad therapeutic partnerships. We are also building on new technologies, such as UsiRNAs that incorporate the non-nucleotide moiety Unlocked Nucleobase Analog (UNA) within the siRNA molecule, that we expect to lead to safer and more effective RNAi-based therapeutics. By combining broad expertise in siRNA science with proven delivery platforms and a strong and growing IP position, MDRNA is well positioned as a leading RNAi therapeutics company and value-added collaborator for our research partners. Additional information about MDRNA, Inc. is available at http://www.mdrnainc.com.

Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of MDRNA to obtain additional funding; (ii) the ability of MDRNA to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of MDRNA and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of MDRNA and/or a partner to obtain required governmental approvals; and (v) the ability of MDRNA and/or a partner to develop and commercialize products that can compete favorably with those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in MDRNA’s most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. MDRNA assumes no obligation to update and supplement forward-looking statements because of subsequent events.

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Contacts:

Matthew D. Haines
Senior Director, Investor Relations and Corporate Communications
(212) 209-3874
mhaines@mdrnainc.com

McKinney|Chicago (Media)
Alan Zachary, (312) 944-6784 x 316 or
(708) 707-6834
azachary@mckinneychicago.com